QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Subsidiaries of ev3 Inc.
(after giving effect to the merger of ev3 LLC with and into ev3 Inc.)

Name	State or Other Jurisdiction of Incorporation or Organization	Name Under Which Does Business
Micro Investment, LLC	Delaware	N/A
Micro Therapeutics, Inc.	Delaware	N/A
Dendron GmbH	Germany	N/A
ev3 Endovascular, Inc.	Delaware	ev3 Inc.
EndiCOR Medical, Incorporated	Delaware	N/A
ev3 Technologies, Inc.	Delaware	N/A
ev3 Sunnyvale, Inc.	California	N/A
ev3 Peripherals, Inc.	Minnesota	N/A
ev3 Santa Rosa, Inc.	California	N/A
ev3 International, Inc.	Delaware	N/A
ev3 B.V.	Netherlands	N/A
ev3 K.K.	Japan	N/A
ev3 S.r.l.	Italy	N/A
ev3 Australia Pty Limited	Australia	N/A
ev3 Swiss GmbH	Switzerland	N/A
ev3 Canada, Inc.	Canada	N/A
ev3 SAS	France	N/A
ev3 Europe SAS	France	N/A
ev3 GmbH	Germany	N/A
ev3 Technologies Iberica, S.L.	Spain	N/A
ev3 Nordic AB	Sweden	N/A
ev3 Limited	United Kingdom	N/A

QuickLinks

  Exhibit 21.1
Subsidiaries of ev3 Inc. (after giving effect to the merger of ev3 LLC with and into ev3 Inc.)